EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Saxon REIT, Inc. on Form S-4 of our report dated May 11, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Richmond, Virginia

May 21, 2004